UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2013

Jos. A. Bank Clothiers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23874	36-3189198
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Hanover Pike Hampstead, Maryland	21074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (410) 239-2700

 (Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2013, those members of the Board of Directors who are “independent directors” in accordance with the Nasdaq Stock Market Rules met in executive session and approved an amendment (the “Third Amendment”) to that certain consulting agreement between the Company and Robert N. Wildrick, the Chairman of the Board of Directors, dated September 9, 2008 (the “Consulting Agreement”).  Because Mr. Wildrick is the Chairman of the Board and the Third Amendment constitutes a related party transaction, generally the Audit Committee would have been responsible for evaluating the transaction.  The Board instead met in an executive session of independent directors in order to increase the number of independent directors who participated in the decision.

Under the Third Amendment, the Company has agreed to indemnify Mr. Wildrick in his capacity as a consultant and to obtain reasonable insurance in connection therewith.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the terms and provisions of the Third Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Third Amendment to Consulting Agreement between Jos A. Bank Clothiers, Inc. and Robert N. Wildrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JoS. A. Bank Clothiers, Inc. (Registrant)

By: /s/ Charles D. Frazer
Charles D. Frazer Senior Vice President - General Counsel

Dated: December 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Consulting Agreement between Jos A. Bank Clothiers, Inc. and Robert N. Wildrick